UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

May 7, 2003
(Date of earliest event reported)

NetSol Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-22773	95-4627685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24011 Ventura Boulevard, Suite 101, Calabasas, California	91302
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (818) 222-9195

Item 7. Financial Statements and Exhibits.

(c)     Exhibit 99.1. Press release dated May 7, 2003

Item 9. Regulation FD Disclosure.

On April 30, 2003, Shabir Randeree joined the board of directors of NetSol filling a vacancy, bringing the total number of board members to nine. Mr. Randeree is also the managing directors of DCD Holdings, Ltd. DCD Holdings, Ltd. signed a $2.0 million investment agreement with NetSol in February 2003 and is one of NetSol's largest Investors. A subsidiary of DCD Holdings, DCD Trade Services Ltd. has recently provided a $1 million revolving line of credit to support and launch new customer projects requiring initial investment.

On May 7, 2003, NetSol Technologies, Inc. issued a press release to report its financial results for the quarter ended March 31, 2003. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

All of the foregoing information is being furnished under Item 12 - Results of Operations and Financial Condition. It is being furnished under Item 9 of this Form 8-K in accordance with interim guidance issued by the SEC in Release No. 33-8216. Such information, including the Exhibits attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Exhibit Index
99.1	Press release dated May 7, 2003

SIGNATURE

    Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NetSol Technologies, Inc. (Registrant)
May 15, 2003 (Date)	/s/ NAJEEB GHAURI Najeeb Ghauri Chief Financial Officer